Exhibit 99.1
News Release
Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Board Raises Dividend 20 Percent, Establishes $18 Billion Share Repurchase Authorization

CHICAGO, Dec. 11, 2017 - The Boeing board of directors today declared the company's quarterly dividend will increase 20 percent to $1.71 per share. The board also replaced the existing share repurchase program with a new $18 billion authorization.
"Boeing’s strong and growing cash flow allows us to deepen our commitment to provide competitive returns to our shareholders, while continuing to invest in our people, innovation and growth," said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. "To support our balanced cash deployment strategy, our team remains focused on improving operating performance as we deliver on our substantial order backlog and work to capture a larger share of the growing aerospace market."
With the latest increase to the dividend, Boeing has raised its quarterly dividend more than 250 percent over the past five years. The company has consistently paid dividends to shareholders each quarter for more than 75 years. The new dividend will be payable March 2, 2018 to shareholders of record as of February 9, 2018.
The company this year has repurchased $9.2 billion worth of its shares from the $14 billion authorization approved in December 2016. The new repurchase program replaces the existing one, bringing the total authorization to $18 billion.
"Our cash deployment plans are the product of our disciplined cash management efforts and reflect ongoing confidence in our financial strength and the long-term outlook of our business," said Greg Smith, Boeing chief financial officer and executive vice president of Enterprise Performance & Strategy.
The timing and volume of repurchases are at the discretion of Boeing management, however it is expected that repurchases under the new share authorization will be made over the next 24 to 30 months.

Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this release may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expects," "forecasts," "projects," "plans," "believes," "estimates," and similar expressions are used to identify these forward-looking statements.  Examples of forward-looking statements include statements relating to our future plans, business prospects, financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current assumptions about future events that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual events to differ materially from these forward-looking statements, including economic conditions in the United States and globally, general industry conditions as they may impact us or our customers, and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update or revise any such statement, except as required by law.

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